Exhibit 5.1

Laxague Law, Inc.
1 East Liberty, Suite 600
Reno, NV 89501
(775) 234-5221
Email: joe@laxaguelaw.com

August 21, 2018

Yumba Records Storage, Inc.
H. No. FF-2, First Floor
Rosemina Arcade, Malbhat
Margao, State of Goa, India 403601

Ladies and Gentlemen:

We have acted as special counsel to Yumba Records Storage, Inc., a Nevada corporation (the “Company”), in connection with limited matters relating to the Company’s submission to the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, relating to the offering for sale of up to 5,000,000 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Shares”).

In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended through the date hereof, resolutions and minutes of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the Shares as we have deemed appropriate. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. We express no opinion concerning the law of any jurisdiction other than the State of Nevada.

On the basis of the foregoing, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as described in the Registration Statement, and the Prospectus contained therein, is received by the Company.

We hereby consent to the reference to this opinion in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Laxague Law, Inc.

By: /s/ Joe Laxague, Esq.
Joe Laxague, Esq.